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                                                                    EXHIBIT 3.14


                        ENERGY SERVICES PUERTO RICO, INC.

                                    BY-LAWS

                               November 13, 2001

                                   ARTICLE I

                                     Offices

     SECTION 1. Registered Office. The registered office of Energy Services Puerto Rico, Inc. (the "Company") in the State of Louisiana is located at 414 N. Causeway Blvd., Mandeville, Louisiana.

     SECTION 2. Principal Office. The principal office of the Company will be in Mandeville, Louisiana, or at such other place as the board of directors may from time to time determine.

     SECTION 3. Other Offices. The Company may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                             Meeting of Shareholders

     SECTION 1. Place of Meetings. All meetings of shareholders will be held at the principal office of the Company, or at such other place as will be determined by the board of directors and specified in the notice of the meeting.

     SECTION 2. Annual Meeting. The annual meeting of shareholders will be held at such date and time as will be designated from time to time by the board of directors and stated in the notice of meeting, at which such meeting the shareholders will elect by written ballot a board of directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting stating the place, day, and hour thereof, will be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 4. Special Meeting. Special meetings of shareholders will be called by the chief executive officer or the board of directors, and will be called by the chief executive officer or secretary at the request in writing of the shareholders owning one-third of the outstanding shares of capital stock of the Company. Such request will state the purpose or purposes of the proposed meeting, and any purpose so stated will be conclusively deemed to be a "proper" purpose.

     SECTION 5. Notice of Special Meeting. Written or printed notice of a special meeting stating the place, day, and hour thereof, will be served upon or mailed to each shareholder

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entitled to vote thereat at such address as appears on the books of the Company, not less than fifteen (15) nor more than sixty (60) days before the date of the meeting.

     SECTION 6. Business at Special Meeting. Business transacted at all special meetings of shareholders will be confined to the purpose or purposes stated in the notice.

     SECTION 7. Shareholder List. At least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, will be prepared by the secretary. Such list will be open to the examination of any shareholder, for any purpose germane to the meeting, during any ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder during the whole time of the meeting.

     SECTION 8. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business. The shareholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting will be given as in the case of an original meeting.

     SECTION 9. Proxies. At any meetings of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven months prior to said meeting.

     SECTION 10. Voting. Unless otherwise provided by statute, each shareholder having the right to vote will be entitled to vote for each share of stock having voting power registered in his name on the books of the Company. Cumulative voting for directors is prohibited.

     SECTION 11. Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a special or annual meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, will be signed by all of the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those shareholders who have not consented in writing.

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                                  ARTICLE III

                               Board of Directors

     SECTION 1. Number of Directors. The number of directors comprising the full board of directors will be not less than one (1) nor more than five (5), but the number of directors may be increased from time to time by action of the shareholders or the board of directors, or, whenever the number of directors comprising the full board exceeds one, decreased (provided such decrease does not shorten the term of any incumbent director), from time to time by amendment to these bylaws.

     SECTION 2. Election and Term. Except as provided in Section 3 of this Article, directors will be elected at the annual meeting of the shareholders, and each director will be elected to serve until the next annual meeting or until his successor will have been elected and will qualify. Directors need not be shareholders.

     SECTION 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, although less than a quorum, except where the vacancies have been created by removal of directors by the owners of a majority of the outstanding shares of capital stock. In the event of such removal, the resulting vacancies will be filled by the owners of the majority of the outstanding shares of capital stock.

     SECTION 4. Resignation; Removal. Any director may resign at any time by giving written notice thereof to the board of directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The board of directors may, by majority vote of the directors then in office, remove a director for cause. The owners of a majority of the outstanding shares of capital stock may remove any director or the entire board of directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.

                                   ARTICLE IV

                              Meetings of the Board

     SECTION 1. First Meeting. Upon the adjournment of the annual meeting of shareholders, the board of directors will meet as soon as practicable to appoint the members of such committees of the board of directors as the board may deem necessary or advisable, to appoint officers for the ensuing year, and to transact such other business as may properly come before the meeting. No notice of such meeting will be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum will be present.

     SECTION 2. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. One days notice of any kind of such regular meetings (other than the meeting immediately following the annual meeting) needs to be given to either old or new members of the Board of Directors.

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     SECTION 3. Special Meetings: Special meetings of the Board of Directors shall be held at any time by call of the chairman of the board, the Chief Executive Officer, the President, or a majority of the Board of Directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or by telegraph, e-mail or telephone at least one day before such meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 4. Quorum and Voting. At all meetings of the board of directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3 of these bylaws) a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors. If a quorum will not be present at any such meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

     SECTION 5. Telephone Meetings. At any meeting of the board of directors, a member may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

     SECTION 6. Action by Written Consent. Any action required or permitted to be taken by the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board.

     SECTION 7. Attendance Fees. Directors will not receive any stated salary, as such, for their services, but by resolution of the board of directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the board; however, this provision will not preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE V

                                   Committees

     SECTION 1. Executive Committee. The board of directors by resolution may designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Company, except where action of the board of directors is required by statute.

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     SECTION 2. Other Committees. The board of directors may by resolution create other committees for such terms and with such powers and duties as the board will deem appropriate.

     SECTION 3. Organization of Committees. The chairman of each committee of the board of directors will be chosen by the members thereof. Each committee will elect a secretary, who will be either a member of the committee or the secretary of the Company. The chairman of each committee will preside at all meetings of such committee.

     SECTION 4. Meetings. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called pursuant to the requirements set forth in Article IV, Section 2 with respect to notices of meetings of the board of directors.

     SECTION 5. Quorum and Manner of Acting. A majority of the members of each committee will be present either in person or by telephone, radio, television, or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power or authority, as such, by virtue of their membership on the committee.

     SECTION 6. Action by Written Consent. Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee.

     SECTION 7. Record of Committee Action; Reports. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the board of directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the board to be informed of the conduct of the Company's business and affairs since the last meeting of the board.

     SECTION 8. Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole board of directors at any meeting of the board.

     SECTION 9. Vacancies. Any vacancy in any committee will be filled by the board of directors in the manner prescribed by these bylaws for the original appointment of the members of such committee.

                                   ARTICLE VI

                                    Officers

     SECTION 1. (a) Appointment and Term of Office. The officers of the Company will consist of a chief executive officer, president, a secretary, and a treasurer, and there may be one

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or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed by the board. One of the directors may also be chosen chairman of the board. Each of such officers (except for any initial appointment thereof pursuant to Section 2(i) of this Article), will be chosen annually by the board of directors at its regular meeting immediately following the annual meeting of shareholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Two or more offices, other than the offices of president and secretary, may be held by the same person.

          (b) Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

          (c) Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

          (d) Salaries. The salaries of all officers of the Company will be fixed by the board of directors except as otherwise directed by the board.

     SECTION 2. Power and Duties. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the board of directors. Such powers and duties will include the following:

          (a) Chairman of the Board. The chairman of the board, if there be one, will preside at all meetings of the board of directors and will perform such other duties as will be assigned to him from time to time by the board.

          (b) Chief Executive Officer. The chief executive officer shall be subject to the control of the board of directors, and shall in general supervise and control all business and affairs of the Corporation. The chief executive officer may sign, with the secretary or any other proper officer of the Company thereunto authorized by the board of directors, certificates for shares of the Company, deeds, mortgages, bonds, contracts, and other obligations in the name of the Company, which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time. In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the chief executive officer of the Company, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

          (c) President. In the absence of the chief executive officer, or in the event of his death or inability to act or refusal to act, the president shall perform the duties of the chief executive officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the chief executive officer. In general, he shall perform all

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     duties incident to the office of President and such other duties as may be prescribed by the chief executive officer or the board of directors from time to time.

          (d) Executive Vice Presidents. Executive vice presidents will perform the duties assigned to them by the board of directors, and, in the order designated by the president, at the request of the president or in the absence of the president will perform as well the duties of the president's office. Each executive vice president will have power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, or other instruments authorized by the board of directors.

          (e) Vice Presidents. Vice presidents will perform the duties assigned to them by the board of directors, and at the request of the president, will perform as well the duties of the president's office. Each vice president will have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, and other instruments authorized by the board of directors.

          (f) Secretary. The secretary will keep the minutes of all meetings of the board of directors and the minutes of all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Company. He will see that all notices required to be given to the stockholders and to the board of directors are duly given in accordance with these bylaws or as required by law.

          (g) Treasurer. The treasurer will be the principal financial officer of the Company and will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Company. He will, if required by the board of directors, give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board may require.

          (h) Other Officers. The board of directors may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the board may authorize the president or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

     SECTION 3. Resignations. Any officer may resign at any time by giving written notice thereof to the board of directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.


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     SECTION 4. Vacancies. A vacancy in any office arising at any time from any cause, may be filled by the board of directors or by the officer authorized by the board to fill the vacancy in that office.

                                  ARTICLE VII

                    Shares of Stock and Their Transfer; Books

     SECTION 1. Forms of Certificates. Shares of the capital stock of the Company will be represented by certificates in such form, not inconsistent with law or with the certificate of incorporation of the Company, as will be approved by the board of directors, and will be signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with the seal of the Company. Such seal may be facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or by a registrar, the signature of such president, vice president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimiles, engraved or printed.

     SECTION 2. Transfer of Shares. Shares of stock of the Company will be transferred only on the stock books of the Company by the holder of record thereof in person, or by his duly authorized attorney, upon surrender of the certificate therefor.

     SECTION 3. Shareholders of Record. Shareholders of record entitled to vote at any meeting of shareholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock will be determined according to the Company's record of shareholders and, if so determined by the board of directors in the manner provided by statute, will be such shareholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The board of directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The board of directors may delegate to any officer authority to administer the provisions of this Section.

     SECTION 5. Closing of Transfer Books. The board of directors will have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the day for the allotment of rights, or the date when change or conversion or exchange of capital stock will go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of shareholders for any purpose; or the board may, in its discretion, fix a date, not more than sixty (60) days before any shareholders' meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as will be shareholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise

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rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

     SECTION 6. Regulations. The board of directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. It may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

     SECTION 7. Examination of Books by Shareholders. The original or duplicate share register or stock certificate record of the Company containing the names of the shareholders, and showing their respective addresses, as and if furnished by each shareholder, the number and classes of shares held by each, and the dates on which the certificates were issued, and the other books and records of the Company will, at all times during the usual hours of business, be available for inspection at its principal place of business, and any shareholder, upon compliance with the conditions set forth in and to the extent authorized by
Section 12:103 of the Business Corporation Law of Louisiana, will have the right to inspect such books and records.

                                  ARTICLE VIII

                            Execution of Instruments

     SECTION 1. Contracts, Etc. The board of directors or any committee thereunto duly authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instruments, except certificates representing shares of stock of the Company, and such authority may be general or may be confined to specific instances.

     SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidence of indebtedness issued by or in the name of the Company will be signed by such officer or officers, agent or agents of the Company and in such manner as will be determined from time to time by resolution of the board of directors. Unless otherwise provided by resolution of the board, endorsements for deposits to the credit of the Company in any of its duly authorized depositories may be made by hand-stamped legend in the name of the Company or by written endorsement of any officer with countersignature.

     SECTION 3. Loans. No loans will be contracted on behalf of the Company unless authorized by the board of directors, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the chief executive officer, the president, or a vice president or the treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Company, notes or other evidences of indebtedness for the amount of such loans and to give security for the payment of any and all loans, advances, and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Company, real or personal, at any time owned by the Company.

     SECTION 4. Sale or Transfer of Securities Held by the Company. Stock certificates, bonds, or other securities at any time owned by the Company may be held on behalf of the Company or sold, transferred, or otherwise disposed of pursuant to authorization by the board of directors, or of any committee thereunto duly authorized, and, when so authorized to be sold,

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transferred, or otherwise disposed of, may be transferred from the name of the
Company by the signature of the president or a vice president and the treasurer or the assistant treasurer or the secretary or the assistant secretary.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 1. Fiscal Year. Until otherwise determined by the board of directors, the fiscal year of the Company will be the calendar year.

     SECTION 2. Methods of Notice. Whenever any notice is required to be given in writing to any shareholder or director pursuant to any statute, the certificate of incorporation, or these bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail with postage thereon prepaid, addressed to the shareholder or director at such address as appears on the books of the Company. Whenever any notice may be or is required to be given by telegram to any director, it will be deemed for all purposes to have been sufficiently given at the time the same is filed with the telegraph or cable office, properly addressed.

     SECTION 3. Waiver of Notice. The giving of any notice of the time, place, or purpose of holding any meeting of shareholders or directors and any requirement as to publication thereof, whether statutory or otherwise, will be waived by the attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.

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